UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    March 30, 2012
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Basis of Presentation

The information in this Current Report on Form 8-K provides supplemental information regarding OSI Restaurant Partners, LLC’s (the “Company’s”) results for the three months and years ended December 31, 2011 and 2010 and should be read in conjunction with the financial statements and notes thereto and the other information included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”).   Generally accepted accounting principles in the United States (“U.S. GAAP”) require management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results may vary materially from these estimates and assumptions.

The Company’s operating concepts are Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar, and Roy’s.  The Company’s restaurant system operates in 49 states and 21 countries and territories internationally as of December 31, 2011.

Fourth Quarter – Comparable-Store Sales

Comparable-store sales for the Company’s significant restaurant brands for the quarter ended December 31, 2011 compared to the same quarter in 2010 changed by approximately:

Quarter ended December 31, 2011	Company- owned	Franchise and development joint venture (1)	System-wide
Domestic comparable-store sales (stores open 18 months or more)
Outback Steakhouse	3.9%	1.8%	3.6%
Carrabba’s Italian Grill	3.6%	(0.4)%	3.5%
Bonefish Grill	5.9%	4.2%	5.9%
Fleming’s Prime Steakhouse and Wine Bar	0.3%	n/a	0.3%
_________________

(1)
These sales do not represent sales of OSI Restaurant Partners, LLC and are presented only as an indicator of changes in the Company’s restaurant system, which management believes is important information about the Company’s restaurant brands.

Reconciliation of Net Income Attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR

EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA (a measure the Company is required to report to its lenders, calculated by adjusting EBITDA to exclude certain stock-based compensation expenses, non–cash expenses and significant non–recurring items) and Adjusted EBITDAR (Adjusted EBITDA before rent expense) are supplemental measures of profitability that are not required by or presented in accordance with U.S. GAAP.  Adjusted EBITDA, as presented, is based on a report the Company delivers to its lenders. Adjusted EBITDA and Adjusted EBITDAR may not be comparable to other similarly-titled measures used by other companies. They are not measurements of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to Net income attributable to OSI Restaurant Partners, LLC or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.  The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDAR provide helpful information about the Company’s operations, cash flows and ability to meet its future debt service, capital expenditure and working capital requirements.

Adjusted EBITDA grew 8.1% in 2011 as compared to 2010 primarily as a result of comparable-store sales growth in all of the Company's domestic concepts and its international business and productivity improvement. This increase was partially offset by commodity inflation and investments in marketing and infrastructure to drive sustainable future growth.

In the second half of 2011, the Company launched significant new product offerings with its new menu and wood-fired grill cooking method at Outback Steakhouse and the new Cucina Casuale line of smaller, lighter items at Carrabba's Italian Grill.  The Company supported these launches in the fourth quarter of 2011 with significant investments in marketing to drive customer awareness and traffic.  These investments represented a significant portion of the 0.8% increase in advertising expense as a percentage of restaurant sales in the fourth quarter of 2011 as compared to the same period in 2010, and the Company believes they will contribute to future comparable-store sales growth at Outback Steakhouse and Carrabba's Italian Grill.  Adjusted EBITDA declined 4.8% in the fourth quarter of 2011 as compared to the same period in 2010 due in part to these planned marketing investments for new product launches and investments in infrastructure and resources to drive sustainable sales and profit growth beyond 2011.

The following table reconciles Net income attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the three months and years ended December 31, 2011 and 2010 (in thousands):

	THREE MONTHS ENDED		YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
	2011	2010	2011	2010
Net income attributable to OSI Restaurant Partners, LLC	$36,726	$12,689	$80,754	$21,636
Provision for income taxes	6,348	8,211	20,334	20,078
Interest expense, net	15,579	16,779	62,515	69,870
Depreciation and amortization	34,167	32,451	133,632	135,396
EBITDA	$92,820	$70,130	$297,235	$246,980
Impairments, closings and disposals (1)	(4,020)	3,797	7,906	10,398
Stock-based and other compensation expense (2)	8,736	12,072	25,026	35,454
Non-cash rent expense (3)	5,759	4,589	20,080	19,234
Income from operations of unconsolidated affiliates, net (4)	(1,052)	(1,175)	(8,109)	(5,488)
Pre-opening expense (5)	2,119	336	3,607	1,705
Management fee (6)	2,460	2,340	9,370	9,550
Unusual and non-recurring expenses (7)	(33,300)	(2,105)	(28,214)	(1,105)
Other, net (8)	8,534	(3,824)	18,400	2,609
Adjusted EBITDA	$82,056	$86,160	$345,301	$319,337
Cash rent (9)	47,274	46,645	188,716	184,726
Adjusted EBITDAR	$129,330	$132,805	$534,017	$504,063
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(1)
Represents the elimination of non-cash impairment charges for fixed assets and intangible assets, cash and non-cash expense from restaurant closings and net gains or losses on the disposal of fixed assets. The amount noted above for the year ended December 31, 2011 includes ($8.4) million from the reversal of an accrual as a result of the amendment and restatement of the original master lease with the Company’s sister company, Private Restaurant Properties, LLC (“PRP”), which waived the Company's obligation to pay rent and certain other amounts that would have been due to PRP under the original master lease.

(2)
Includes ongoing Partner Equity Plan (“PEP”) expense (net of certain PEP cash distributions) and Partner Ownership Account Plan expense of $22.8 million and $17.5 million, expenses associated with the vesting of restricted stock and other non-cash charges (net of certain cash distributions) related to compensation programs provided to management, area operating partners and/or restaurant managing partners of $3.5 million and $12.7 million and (income) expense incurred as a result of (losses) gains on PEP deferred compensation participant investment accounts of ($1.3) million and $5.3 million for the years ended December 31, 2011 and 2010, respectively.

(3)
Represents the difference between straight-line and cash rent expenses and the amortization of favorable and unfavorable leases.  Includes approximately $6.3 million of non-cash rent expense related to PRP for the years ended December 31, 2011 and 2010.

(4)	Represents the elimination of income from operations of unconsolidated affiliates, net of distributions received, if any.

(5)	Represents the elimination of employee travel, training, legal and other costs incurred prior to the opening of new restaurants.

(6)	Represents management fees and expenses paid to a management company owned by affiliates of Bain Capital Partners, LLC, Catterton Partners and Company founders.

(7)	The amount for the year ended December 31, 2011 represents a ($33.3) million payment received from an affiliated entity in connection with a settlement agreement that satisfied all outstanding litigation and $5.1 million of additional expense related to the final settlement of an IRS assessment of employment taxes on partner cash distributions for calendar years 2004 through 2006.

(8)
Includes severance expense of $3.9 million and $4.0 million, executive recruiting and relocation costs of $5.4 million and $1.8 million, loss (gain) on the cash surrender value of life insurance of $3.2 million and ($2.9) million, transaction-related expenses primarily for the sale of nine Company-owned restaurants in Japan of $5.8 million and $1.2 million and foreign currency transaction gains of ($0.8) million and ($3.0) million for the years ended December 31, 2011 and 2010, respectively, and credit agreement amendment expenses of $1.4 million for the year ended December 31, 2010, as well as losses on natural gas derivative instruments and franchise tax expense.

(9)	Includes cash rent paid to PRP, exclusive of any amounts included in pre-opening expense above, of $69.8 million and $69.7 million for the years ended December 31, 2011 and 2010, respectively.

Cautionary Statement

This Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on the current expectations of management.  The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments since it is significantly leveraged as a result of the merger transaction on June 14, 2007; the availability of credit presently arranged from the Company’s revolving credit facilities and the future cost and availability of credit; the ability to obtain appropriate real estate sites; interest rates; inflation or deflation; increases in unemployment rates and taxes; increases in labor and health insurance costs; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of prices); the intensely competitive nature of the restaurant industry; consumer reaction to public health issues; consumer perception of food safety; security breaches of confidential customer information in connection with our electronic processing of credit and debit card transactions; local, regional, national and international economic and political conditions; consumer confidence and spending patterns; the seasonality of the Company’s business; weather and natural disasters; demographic trends; the cost of advertising and media; and government actions and policies.  Further information on potential factors that could affect the financial results of the Company is included in its 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.  The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)
Date:	March 30, 2012	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer

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